UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2021 (February 5, 2021)

MJ Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55900	20-8235905
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2215 E Anvil Road, Amargosa Valley, NV 89020

(Address of principal executive offices) (Zip Code)

(702) 879-4440

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	MJNE	OTC Markets “PINK”

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Forward-looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers of this report should be aware that there are various factors that could cause actual results to differ materially from any forward-looking statements made in this report. Factors that could cause or contribute to such differences include, but are not limited to, changes in general economic, regulatory and business conditions in Nevada, and or changes in U.S. Federal law. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report.

Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 5, 2021 (the “Effective Date”), the Company (as “Purchaser”) entered into a Membership Interest Purchase Agreement of MJ Distributing C202, LLC (hereinafter “C202”) and MJ Distributing P133, LLC (hereinafter “P133”)(hereinafter, the “MIPA3”) with MJ Distributing, Inc., a Nevada corporation (the “Seller”), Mark Zobrist, an individual resident of the State of Nevada (“Zobrist”), and John Goss, an individual resident of the State of Nevada (“Goss”, and collectively, with Zobrist, “Owners”).

Under the terms of the MIPA3, the Purchaser has agreed to acquire all of the issued and outstanding Membership Interests of C202 and P133 that are each a holder of certain cultivation and production certificates: (i) medical marijuana registration certificate for Cultivation (C202 – Cert. No. 48306359790925315497)(the “Medical Cultivation Certificate”), (ii) Recreational Use marijuana facility license and certificate for Cultivation (RC202 – cert. # 43160131583347244176)(the “Recreational Cultivation Certificate”), (iii) medical marijuana registration certificate for Production (P133 – Cert. No. 08705048067480042809)(the “Medical Production Certificate”), and (iv) Recreational Use marijuana facility license and certificate for Production (RP133 – cert. #07793712489874595708)(the “Recreational Production Certificate”).

In consideration of the sale, transfer, assignment and delivery of the Membership Interests to Purchaser, and the covenants made by Seller under the Agreement, Purchaser agrees to pay a combination of cash, promissory notes, and stock as consideration in the amount of One-Million-Two-Hundred-Fifty Thousand Dollars ($1,250,000.00) in cash and/or promissory notes and 200,000 shares of MJ Holdings, Inc. restricted common stock, all of which constitutes the consideration agreed to herein for (the “Purchase Price”), payable as follows: (i) a non-refundable down payment in the amount of $300,000 was made on January 15, 2021, (ii) the second payment in the amount of $200,000 was made on February 4, 2021, (iii) a deposit in the amount of $100,000 was paid on February 4, 2021, (iv) $200,000 shall be deposited on or before April 12, 2021, (v) $200,000 shall be deposited on or before June 12, 2021, and (vi) $250,000 shall be deposited within five (5) business days after the Nevada Cannabis Compliance Board (“CCB”) provides notice on its agenda that the Licenses are set for hearing to approve the transfer of ownership from the Seller to the Purchaser.

The closing of the Contemplated Transactions (the “Closing”) shall take place as soon as practicable, but no later than five (5) Business Days after the satisfaction or waiver of each of the conditions set forth in the MIPA3, inclusive of the Purchaser having obtained Ownership Approval. The transactions contemplated by this MIPA3 require privilege licensing and approvals by certain regulatory authorities (“Regulatory Authorities”) including, without limitation, the CCB and Nye County, Nevada (collectively “Ownership Approval”). Purchaser and Seller shall submit applications for the Ownership Approval within fifteen (15) days of the Effective Date.

Item 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

The information included in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.01.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit No.	Description
10.1	Membership Interest Purchase Agreement of MJ Distributing C202, LLC and MJ Distributing P133, LLC

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MJ HOLDINGS, INC.

Date: February 23, 2021	By:	/s/ Roger Bloss
Roger Bloss
Interim Chief Executive Officer

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